UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

FOSSIL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2007, Fossil, Inc. (the “Company”) received notice from the Nasdaq Listing and Hearing Review Council (the “Council”) indicating that the Council has called for review the April 24, 2007 decision of the Nasdaq Listing Qualifications Panel (the “Panel”).  In addition, the Company received notice that the Council, pursuant to its discretionary authority under Nasdaq Marketplace Rule 4807(b), has also decided to stay the April 24, 2007 decision of the Panel to delist the Company’s securities unless the Company, prior to May 21, 2007, became current in its periodic filings and had filed all required restatements.  The Council granted the stay in response to a request by the Company for the Council to review and stay the Panel’s April 24, 2007 decision.  During the stay, the Company’s shares will remain listed on the Nasdaq Global Select Market.

As a result of the Company’s failure to become current in its periodic filings by May 21, 2007, the Panel formally notified the Company on May 22, 2007 that it had determined to delist the Company’s securities from the Nasdaq Global Select Market.  However, the May 22, 2007 letter advised the Company that while the Panel’s determination would ordinarily result in the suspension of the Company’s shares, the Council’s prior decision to review the Company’s case stayed any future action by the Panel to suspend the Company’s securities, pending further action by the Council.  The May 22, 2007 notice was based on the Company’s failure to comply with Nasdaq Marketplace Rule 4310(c)(14), which requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

In addition, on May 21, 2007, the Company received an Additional Staff Determination notice indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company has not timely filed its Quarterly Report on Form 10-Q for the period ended April 7, 2007, and that this filing delinquency serves as an additional basis for delisting the Company’s securities from the Nasdaq Global Select Market.  As previously reported, the Company received similar notices on November 20, 2006 and March 13, 2007, due to the delay in filing its Quarterly Report on Form 10-Q for the quarter ended October 7, 2006 and its Annual Report on Form 10-K for the period ended January 6, 2007, respectively.  The Company intends to request that this Form 10-Q delinquency be resolved in the same manner as the Form 10-Q for the quarter ended October 7, 2006.

The Company continues to work diligently to file all required reports with the Securities and Exchange Commission as quickly as possible to thereby regain compliance with Nasdaq’s continued listing standards.  However, there can be no assurance that the outcome of the Council’s review will be favorable to the Company, that the Council will not lift the stay as a result of the Company’s inability to timely file its Quarterly Report on Form 10-Q for the period ended April 7, 2007, or that the Company’s securities will continue to be listed on the Nasdaq Global Select Market.

The Company issued a press release in connection with the foregoing matters on May 22, 2007, which release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Press Release dated May 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 23, 2007

FOSSIL, INC.

By:	/s/ Mike L. Kovar

Name:	Mike L. Kovar

Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 22, 2007.